JACK  H.  HALPERIN,  ESQ.
                                -----------------------------
                                   317  Madison  Avenue
                                       Suite  421
                                 New  York,  New  York  10017
                                  Telephone  (212)  378-1200
                                  Telefax  (212)  378-1299

     February  7,  2000

Securities  and  Exchange  Commission
Division  of  Corporate  Finance
Washington,  D.C.  20549

     Re:     Advanced  Communications  Technologies,  Inc.

Ladies  and  Gentlemen:

     This office represents Advanced Communications Technologies, Inc., a Florida corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the resale of up to 400,000 shares by M. Richard Cutler in accordance with a Consulting Agreement between the Registrant and Mr. Cutler (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Resale Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                                               Very  truly  yours,

                                              /s/  Jack  H.  Halperin

                                              Jack  H.  Halperin